UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2008

Rex Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1975 Waddle Road, State College,

Pennsylvania 16803

(Address of Principal Executive Office and Zip Code)

(814) 278-7267

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Agreement

On April 30, 2008, Rex Energy Corporation (the “Company”), together with certain selling stockholders entered into an Underwriting Agreement (the “Underwriting Agreement”) with KeyBanc Capital Markets, Inc., as representative of the several underwriters named therein (the “Underwriters”), with respect to the issuance and sale in an underwritten public offering (the “Offering”) by the Company and the selling stockholders of an aggregate of 8,500,000 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”) at a public offering price of $20.75. The Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions. Pursuant to the Underwriting Agreement, the Company has also granted the Underwriters an option to purchase up to an aggregate of 1,275,000 additional shares of the Company’s Common Stock. The Offering will result in net proceeds of approximately $87.0 million to the Company, after estimated expenses, or approximately $112.0 million if the underwriters’ over-allotment option is exercised in full.

The Offering is being made pursuant to a prospectus forming part of the Company’s registration statement on Form S-1 (File No. 333-150120), originally filed with the Securities and Exchange Commission on April 7, 2008 (such registration statement, as amended at the effective date thereof, and together with the registration statement filed by the Company on April 30, 2008 (File No. 333-150515) pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), being collectively referred to as the “Registration Statement”). The offering is expected to close on May 5, 2008 subject to customary closing conditions.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On April 30, 2008, the Company issued a press release announcing the pricing of 8.5 million shares of common stock at a public offering price of $20.75 per share. These shares include 4.5 million shares to be offered by the Company and 4.0 million shares to be sold by certain selling stockholders. The Company has also granted the underwriters a 30-day option to purchase up to 1.275 million additional shares to satisfy any over-allotments. A copy of the Company’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title
1.1	Underwriting Agreement dated April 30, 2008 between Rex Energy Corporation and the underwriters named therein.

99.1	Press Release of Rex Energy Corporation dated April 30, 2008, announcing pricing of public offering of common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

By:	/s/ Christopher K. Hulburt
Christopher K. Hulburt
Executive Vice President,
Secretary and General Counsel

Date: April 30, 2008

EXHIBIT INDEX

Exhibit Number	Exhibit Title
1.1	Underwriting Agreement dated April 30, 2008 between Rex Energy Corporation and the underwriters named therein.

99.1	Press Release of Rex Energy Corporation dated April 30, 2008, announcing pricing of public offering of common stock.